EXHIBIT 23.1





CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the American Medical Security Group, Inc. Directors Deferred Compensation Plan, of our report dated January 29, 2003, with respect to the consolidated financial statements and schedules of American Medical Security Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002.



                                                          /s/ Ernst & Young LLP

                                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
October 1, 2003